Exhibit 99.1

One Medical Announces Results for First Quarter 2020

●	First Quarter 2020 Net Revenue of $78.8 Million, a 25% Increase Year-Over-Year
●	First Quarter 2020 Ending Membership Count of Approximately 455,000, a 25% Increase Year-Over-Year
●	Ending First Quarter 2020 Cash and Short-term Marketable Securities Balance of $375.4 million; $2.2 million in debt
●	Provides Q2 2020 Guidance

SAN FRANCISCO – May 13, 2020 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM) today announced financial results for the first quarter ended March 31, 2020.

“Our One Medical model has demonstrated that it performs in both ordinary and extraordinary times. We have extended our digital solutions, expanded in-person care and testing services, grown our geographic reach, added more members and enterprise relationships, advanced our health network partnerships, and launched our worksite re-entry program,” said Amir Dan Rubin, Chair & CEO & President of One Medical. “Our team has engaged with hundreds of thousands of members digitally, arranged for COVID-19 testing services, donned PPE to deliver care, conducted video chats and remote visits, and followed up with patients on test results and subsequent care needs.”

Financial Highlights for the First Quarter 2020

“We are in a unique time to demonstrate the power of our model, accelerating our membership growth, increasing brand loyalty and driving diverse product adoption. We ended Q1 with $375.4 million of cash and short-term marketable securities and only $2.2 million of debt,” said Bjorn Thaler, CFO of One Medical. “Our robust Balance Sheet supports our continued, responsible investment in our growing membership base. With our current momentum, we are pleased to raise our 2020 ending membership guide, as we now expect to end the year with between 500,000 and 515,000 members.”

All comparisons, unless otherwise noted, are to the three months ended March 31, 2019.

●	Membership count as of quarter-end was approximately 455,000 compared to approximately 364,000, a 25% increase.
●	Net Revenue was $78.8 million compared to $63.0 million, a 25% increase.
●	Care Margin was $27.2 million, or 35% of total net revenue; Loss from Operations was $29.0 million, or 37% of total net revenue.
●	Adjusted EBITDA was a loss of $13.5 million, or 17% of total net revenue; Net Loss was $34.6 million, or 44% of total net revenue.

●	Cash and Short-term Marketable Securities as of quarter-end were $375.4 million.
●	Debt as of quarter-end was $2.2 million.

Financial Outlook

One Medical provides forward-looking guidance on membership count, total net revenue, care margin, and adjusted EBITDA. Care margin and adjusted EBITDA are non-GAAP measures.

For the second quarter of 2020, we expect:

●	Ending Membership count between 465,000 to 475,000,
●	Total Net Revenue between $56.0 million and $66.0 million,
●	Care Margin between $1.0 million and $11.0 million, and,
●	Adjusted EBITDA between a loss of $36.0 million and a loss of $26.0 million.

For the full year of 2020, we expect:

●	Ending Membership count between 500,000 to 515,000, an increase to our previous guidance of 495,000 to 510,000 ending membership count.

Management has not provided revenue, care margin, or adjusted EBITDA guidance for 2020 because of uncertainties around the duration and extent of the continued COVID-19 pandemic and related community self-isolation practices and any impact that these two items may have on the company’s financial performance for full year 2020.

Management has not reconciled forward-looking non-GAAP care margin and adjusted EBITDA to their most directly comparable GAAP measures of loss from operations and net loss, respectively. This is because we cannot predict with reasonable certainty the ultimate outcome of certain GAAP components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures. See below for additional important disclosures regarding our non-GAAP financial measures.

Quarterly Conference Call Details

The company will host a conference call to review the results today, Wednesday, May 13, 2020 at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investor.onemedical.com. The conference call can also be accessed by dialing 1-800-258-1651 for U.S. participants, or 1-612-979-9928 for international participants, and referencing conference ID 7759975. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Key Metrics and Non-GAAP Financial Measures

Members: a member is a person who has paid for membership themselves or an employee or dependent whose membership has been paid for by an enterprise client and who has registered with us. Members help drive membership revenue, partnership revenue and patient service revenue. While the COVID-19 pandemic and related governmental and community responses have negatively impacted our ability to generate revenue from our members compared to prior periods, we believe growth in the number of members remains a key indicator of the performance of our business. Our Membership depends, in part, on our ability to successfully market our services directly to consumers and to employers that are not yet enterprise clients and our activation rate within existing clients. While growth in the number of members is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future member growth.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Care Margin: we define care margin as loss from operations excluding depreciation and amortization, general and administrative expense and sales and marketing expense. We consider care margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to measure whether we are controlling our direct expenses included in the provision of care sufficiently and whether we are effectively pricing our services. We have provided below a reconciliation of historical care margin to loss from operations, its most directly comparable GAAP financial measure.

Adjusted EBITDA: we define adjusted EBITDA as net loss excluding interest income, interest expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability and provision for income taxes. We report adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We have provided below a reconciliation of historical adjusted EBITDA to net loss, its most directly comparable GAAP financial measure.

Available Information

One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this letter.  These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic and related self-isolation and quarantine measures on our business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; changes in laws or regulations; our involvement in litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries into or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; our financial outlook for the first quarter of 2020; our focus areas for investment and our investments; and our overall business trajectory.  These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2020. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.

About One Medical

One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model.

Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.

Investor Contacts:

Rose Salzwedel, One Medical

Director of Investor Relations

investor@onemedical.com

(206) 331-2211

Westwicke

Bob East or Asher Dewhurst

(443) 223-0500

onemedical@westwicke.com

Media Contact:

Kristina Skinner, One Medical

Director of External Communications

Press@onemedical.com

650-743-5187

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019

Net revenue	$78,756	$63,010
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	51,550	37,780
Sales and marketing (1)	11,155	8,275
General and administrative (1)	39,866	22,419
Depreciation and amortization	5,213	2,699
Total operating expenses	107,784	71,173
Loss from operations	(29,028)	(8,163)
Other income (expense), net:
Interest income	1,035	1,347
Interest expense	(54)	(155)
Change in fair value of redeemable convertible preferred stock warrant liability	(6,560)	(63)
Total other income (expense), net	(5,579)	1,129
Loss before income taxes	(34,607)	(7,034)
Provision (benefit) for income taxes	(49)	10
Net loss	(34,558)	(7,044)
Less: Net loss attributable to noncontrolling interests	(704)	(374)
Net loss attributable to 1Life Healthcare, Inc. stockholders	$(33,854)	$(6,670)
Net loss per share attributable to 1Life Healthcare, Inc. stockholders — basic and diluted	$(0.40)	$(0.37)
Weighted average common shares outstanding — basic and diluted	84,884,066	18,204,715

(1) Includes stock-based compensation, as follows:

	Three Months Ended
	March 31,
	2020	2019
	(unaudited)	(unaudited)
Sales and marketing	$600	$311
General and administrative	9,725	2,643
Total	$10,325	$2,954

Components of Net Revenue:
	Three Months Ended
	March 31,
	2020	2019
	(unaudited)	(unaudited)
Net revenue:
Net patient service revenue	$34,086	$33,546
Partnership revenue	29,455	17,458
Total net patient service and partnership revenue	63,541	51,004
Membership revenue	15,215	12,006
Net revenue	$78,756	$63,010

Statements of Operations Data as a Percentage of Net Revenue:

	Three Months Ended
	March 31,
	2020	2019
	(unaudited)	(unaudited)
Net revenue	100%	100%
Operating expenses:
Cost of care, exclusive of depreciation and amortization shown separately below	65%	60%
Sales and marketing (1)	14%	13%
General and administrative (1)	51%	36%
Depreciation and amortization	7%	4%
Total operating expenses	137%	113%
Loss from operations	-37%	-13%
Other income (expense), net:
Interest income	1%	2%
Interest expense	0%	0%
Change in fair value of redeemable convertible preferred stock warrant liability	-8%	0%
Total other income (expense), net	-7%	2%
Loss before income taxes	-44%	-11%
Provision (benefit) for income taxes	0%	0%
Net loss	-44%	-11%
Less: Net loss attributable to noncontrolling interests	-1%	0%
Net loss attributable to 1Life Healthcare, Inc. stockholders	-43%	-11%

(1)	Includes stock-based compensation, as follows:

	Three Months Ended
	March 31,
	2020	2019
	(unaudited)	(unaudited)
Sales and marketing	1%	1%
General and administrative	12%	4%
Total	13%	5%

Components of Net Revenue:

	Three Months Ended
	March 31,
	2020	2019
	(unaudited)	(unaudited)
Net revenue:
Net patient service revenue	43%	53%
Partnership revenue	37%	28%
Total net patient service and partnership revenue	81%	81%
Membership revenue	19%	19%
Net revenue	100%	100%

*Percentages may not sum due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

(Unaudited)

	March 31,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$309,647	$27,390
Short-term marketable securities	65,784	119,146
Accounts receivable, net	42,826	33,601
Inventories	3,694	3,192
Prepaid expenses and other current assets	22,370	16,708
Total current assets	444,321	200,037
Restricted cash	1,922	1,922
Property and equipment, net	103,500	90,716
Right-of-use assets	128,476	108,046
Intangible assets, net	—	23
Goodwill	21,301	21,301
Other assets	4,854	8,249
Total assets	$704,374	$430,294
Liabilities, Redeemable Convertible Preferred Stock and Equity (Deficit)
Current liabilities:
Accounts payable	9,263	13,853
Accrued expenses	24,921	24,863
Deferred revenue	39,463	27,024
Operating lease liabilities, current	14,457	12,575
Notes payable, current	2,191	3,282
Other current liabilities	2,393	1,884
Total current liabilities	92,688	83,481
Operating lease liabilities, non-current	143,248	120,497
Redeemable convertible preferred stock warrant liability	—	7,220
Other non-current liabilities	627	639
Total liabilities	236,563	211,837
Commitments and contingencies
Redeemable convertible preferred stock (Series A, B, C, D, E, F, G, H and I), $0.001 par value; 0 and 89,338,425 shares authorized as of March 31, 2020 and December 31, 2019, respectively; 0 and 86,251,669 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $0 and $405,585 as of March 31, 2020 and December 31, 2019, respectively	—	402,488
Equity (deficit):
Preferred stock, $0.001 par value; 10,000,000 shares and 0 shares authorized as of March 31, 2020 and December 31, 2019, respectively; 0 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	—	—
Common stock, $0.001 par value, 1,000,000,000 and 150,000,000 shares authorized as of March 31, 2020 and December 31, 2019, respectively; 126,102,772 and 18,951,416 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	126	19
Additional paid-in capital	780,194	93,945
Accumulated deficit	(314,922)	(281,068)
Accumulated other comprehensive income	82	38
Total stockholders' equity (deficit) attributable to 1Life Healthcare, Inc. stockholders'	465,480	(187,066)
Noncontrolling interests	2,331	3,035
Total equity (deficit)	467,811	(184,031)
Total liabilities, redeemable convertible preferred stock and equity (deficit)	$704,374	$430,294

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(34,558)	$(7,044)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	150	-
Depreciation and amortization	5,213	2,699
Accretion of discounts and amortization of premiums on short-term marketable securities, net	(298)	(1,118)
Change in fair value of redeemable convertible preferred stock warrant liability	6,560	63
Amortization of right-of-use assets	3,177	2,358
Stock-based compensation	10,325	2,954
Other non-cash items	(1)	37
Changes in operating assets and liabilities:
Accounts receivable, net	(9,375)	(9,044)
Inventories	(502)	248
Prepaid expenses and other current assets	(2,225)	(3,186)
Other assets	(232)	(298)
Accounts payable	(4,022)	1,661
Accrued expenses	2,552	(3,479)
Deferred revenue	12,439	4,420
Operating lease liabilities	(2,411)	(1,831)
Other liabilities	508	133
Net cash used in operating activities	(12,700)	(11,427)
Cash flows from investing activities:
Purchases of property and equipment, net	(20,458)	(6,319)
Purchases of short-term marketable securities	(47,573)	(87,267)
Maturities of short-term marketable securities	101,314	104,800
Net cash provided by investing activities	33,283	11,214
Cash flows from financing activities:
Proceeds from initial public offering	281,750	-
Payment of underwriting discount and commissions and offering costs	(20,609)	-
Proceeds from the exercise of stock options	1,534	587
Proceeds from the exercise of redeemable convertible preferred and common stock warrants	110	-
Repayment of notes payable	(1,100)	(1,100)
Payment of principal portion of finance lease liability	(11)	-
Net cash provided by (used in) financing activities	261,674	(513)
Net increase (decrease) in cash, cash equivalents and restricted cash	282,257	(726)
Cash, cash equivalents and restricted cash at beginning of period	29,329	38,656
Cash, cash equivalent and restricted cash at end of period	$311,586	$37,930
Supplemental disclosure of cash flow information:
Cash paid for interest	49	133
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	6,615	2,790
Offering costs included in accounts payable and accrued expenses	713	-

Select Metrics (As of Period End)

	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2019	2019	2019	2019	2018	2018	2018
Members	455,000	422,000	397,000	379,000	364,000	346,000	323,000	309,000
Offices	92	83	77	71	71	71	70	70

RECONCILIATION OF LOSS FROM OPERATIONS TO CARE MARGIN

	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
Loss from operations	$(29,028)	$(8,163)
Sales and marketing	11,155	8,275
General and administrative	39,866	22,419
Depreciation and amortization	5,213	2,699
Care margin	$27,206	$25,230
Care margin as a percentage of net revenue	35%	40%

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
Net loss	$(34,558)	$(7,044)
Interest income	(1,035)	(1,347)
Interest expense	54	155
Depreciation and amortization	5,213	2,699
Stock-based compensation	10,325	2,954
Change in fair value of redeemable convertible preferred stock warrant liability	6,560	63
Provision for income taxes	(49)	10
Adjusted EBITDA	$(13,490)	$(2,510)